UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2019

SAExploration Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or other jurisdiction of incorporation)

001-35471
(Commission file number)

27-4867100
(IRS Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079
(Address of principal executive offices) (Zip Code)

(281) 258-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each classTrading Symbol(s)Name of each exchange on which registeredCommon stock, par value $0.0001SAEXNASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 19, 2019, SAExploration Holdings, Inc. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company had not timely filed its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019 (the “Third Quarter Form 10-Q”) and because the Company remains delinquent in filing its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 (“Second Quarter Form 10-Q”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required public financial reports with the Securities and Exchange Commission (the “SEC”).  The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.  The Notice states that the Company has until December 17, 2019 to submit to Nasdaq an updated plan to regain compliance with the Nasdaq Listing Rules.  If Nasdaq accepts the Company’s updated plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for filing the Second Quarter Form 10-Q, or until February 11, 2020, to regain compliance.

On November 15, 2019, the Company filed a Notification of Late Filing on Form 12b-25 (the “Form 12b-25”) stating that the filing of its Third Quarter Form 10-Q would be delayed until after the Company restates its consolidated financial statements and financial information for certain historical periods as further summarized in the Form 12b-25.

Item 8.01 Other Events.

On November 22, 2019, the Company issued a press release announcing its receipt of the Notice. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-looking Statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable U.S. federal securities laws. The words “may,” “possible,” “estimates”, “expects,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding the possible impact of the matters summarized in this Form, may or may not be realized, and differences between estimated results and those actually realized may be material.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to the following known and unknown things:

•	the outcome of the previously disclosed SEC investigation, which could include sanctions against the Company and its officers and directors, civil lawsuits and criminal penalties;

•	the impact of the restatement and conclusion of the Company regarding the effectiveness of its internal controls and disclosure controls and procedures, among other things;

•	the outcome of the Company’s internal investigation into the matters summarized in the Company’s previous filings with the SEC;

•	additional risks may arise in the process of completing the restatement and related disclosures to be revised;

•	the possible impact on payments received from the State of Alaska regarding completed tax credits and pending applications;

•	risks related to a possible delisting from the Nasdaq Capital Market;

•

risks related to the Company’s debt agreements and related previously disclosed events of default, including the risks that the holders of the debt do not provide waivers of the events of default and seek to accelerate the maturity date of the applicable debt and exercise other remedies, such as foreclosure, among other things;

•	risks arising from the holders of the Company’s debt taking other actions against the Company, including by seeking a bankruptcy filing;

•	the potential need for the Company itself to seek bankruptcy protection;

•	costs and outcomes of pending and future litigation;

•	the impact that the disclosure in this Form, as well as possible future filings and disclosures may have on the Company’s business, including customers, employees and others;

•

the time and expense required to respond to the SEC and for the Company to complete the restatement and its internal investigation, which expenses are likely to be material and are likely to have a material adverse impact on the Company’s cash balance, cash flow and liquidity; and

•	other risks described more fully in the Company’s filings with the SEC that relate to matters not covered in this Form.

Each of these risks, and the known and unknown consequences of these risks, could have a material negative impact on the Company, its business and prospects. As of the date of this Form, the Company cannot make any assurances regarding the impact or outcome of these risks. Forward-looking statements reflect the views of the Company as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments, other than in compliance with U.S. federal securities laws and the Company’s determination that any such revised disclosure is necessary or advisable to do.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 22, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAExploration Holdings, Inc.
Date: November 22, 2019	By: /s/ Kevin Hubbard Name: Kevin Hubbard Title:Interim Chief Financial Officer